Exhibit 99.1

NRG Yield, Inc. Reports Third Quarter Results; Declared Initial Quarterly Dividend and Announces Dividend Policy

Business and Financial Highlights

•                  $83 million of Adjusted EBITDA in the third quarter and $178 million for the first nine months of 2013

•                  $56 million of Cash Available for Distribution (CAFD) in the third quarter and $83 million for the first nine months of 2013

•                  $272 million in total liquidity as of September 30, 2013

•                  Declared pro-rated initial quarterly dividend of $0.23 per share of Class A common stock (based on initial quarterly dividend of $0.30 or $1.20 on an annual basis), to be paid on December 16, 2013 for shareholders of record on December 2, 2013

2013 and 2014 Guidance

•                  Revising 2013 Guidance as follows:

•                  Adjusted EBITDA guidance confirmed at $240 million

•                  CAFD increases from $72 million to $81 million

•                  Maintaining 2014 Guidance as follows:

•                  Adjusted EBITDA guidance at $285 million without taking into account any of the NRG ROFO assets

•                  CAFD at $103 million

NRG Yield Inc. closed on its initial public offering (IPO) on July 22, 2013. Results for periods prior to the IPO are attributable to its predecessor.

PRINCETON, NJ; November 12, 2013 — NRG Yield, Inc. (NYSE: NYLD) today reported third quarter 2013 Adjusted EBITDA of $83 million and $178 million for the nine months ended September 30, 2013. Net income for the nine months ended September 30, 2013 was $85 million, while net income attributable to NRG Yield, Inc. subsequent to the IPO was $9 million, or $0.39 per diluted Class A common share.

“As we anticipated, NRG Yield’s stable portfolio of operating assets have produced strong and steady financial results for the third quarter,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “Importantly, we are pleased to have declared our first quarterly dividend, further establishing NRG Yield as the leading dividend growth investment vehicle in the power industry.”

Overview of Financial and Operating Results

Table 1: Selected Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/13	9/30/12	9/30/13	9/30/12
Operating Revenue	95	47	227	133
Net Income	40	4	85	8
Adjusted EBITDA	83	29	178	79
Cash Available for Distribution	56	12	83	26

Table 2: Selected Operating Results

	Three Months Ended		Nine Months Ended
	9/30/13	9/30/12	9/30/13	9/30/12
Equivalent Availability Factor (Conventional)	98.9%	62.8%	97.5%	86.1%
Renewable Generation (MWh in ‘000s)	263	109	764	385
Thermal Generation (MWht in ‘000s)	380	384	1,251	1,144

Segment Results

Table 3: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/13	9/30/12	9/30/13	9/30/12
Conventional	36	7	70	23
Renewable	35	10	80	29
Thermal	13	14	33	33
Corporate	(1)	(2)	(5)	(6)
Adjusted EBITDA	83	29	178	79

Table 4: Net Income

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/13	9/30/12	9/30/13	9/30/12
Conventional	24	3	43	11
Renewable	16	3	37	(2)
Thermal	6	8	15	15
Corporate	(6)	(10)	(10)	(16)
Adjusted EBITDA	40	4	85	8

Third quarter Adjusted EBITDA was $83 million; $54 million higher than third quarter 2012 resulting from the achievement of commercial operations of assets in both the Renewable and Conventional segments.

Operational Performance

For the three months ended September 30, 2013, total generation for the Company’s renewable assets was 263 MWh, which was 141% higher than during the same period in 2012 driven primarily by the recent completion of certain of the Company’s solar assets. On October 31, 2013, the Company’s partially-owned (48.95%) California Valley Solar Ranch 250 MW facility achieved full commercial operations. Equivalent Availability Factor (EAF) for the Company’s conventional assets for the three months ended September 30, 2013 was 98.9% compared to 62.8% during the same period in 2012. This increase was primarily attributable to operations at the GenConn Middletown facility, which experienced a forced outage in 2012 due to the replacement of certain transmission equipment.

Liquidity and Capital Resources

Table 5: Liquidity

($ in millions)	9/30/13	12/31/12
Cash and Cash Equivalents	121	22
Restricted Cash	91	20
Total Cash	212	42
Revolver Availability	60	—
Total Liquidity	272	42

Total liquidity as of September 30, 2013 was $272 million, an increase of $230 million from December 31, 2012. This increase includes $60 million in availability under the Company’s revolving credit facility and net cash inflows of $170 million, consisting of the following items:

•                  $1,170 million of cash inflows through September 2013, consisting of the following items:

•                  $468 million of proceeds from the IPO;

•                  $420 million of proceeds from the issuance of long-term debt;

•                  $150 million in capital contributions from NRG Energy, Inc. (NYSE: NRG);

•                  $103 million in cash flows from operations;

•                  $24 million from cash grant proceeds; and

•                  $5 million in reimbursement from transmission operators for interconnection upgrades.

•                  Partially offset by $1,000 million of cash outflows through September 2013, consisting of the following items:

•                  $707 million of distributions and return of capital to NRG Energy, Inc. of which $395 million related to the purchase of 19,011,250 Class A Units in NRG Yield LLC;

•                  $232 million in capital expenditures;

•                  $42 million in debt payments and debt issuance costs; and

•                  $19 million in investment in unconsolidated affiliates primarily related to our investment in CVSR.

Initial Quarterly Dividend

On October 31, 2013, the Company’s board of directors declared its pro-rated initial quarterly dividend of $0.23 per Class A common share (based on initial quarterly dividend of $0.30 or $1.20 per share on an annualized basis). The dividend is payable December 16, 2013, to shareholders of record as of December 2, 2013.

Dividend Policy

NRG Yield has adopted a policy of growing its dividend from the current $1.20/share to $1.45/share by the third quarter of 2014; thereafter, the Company expects to increase the dividend quarterly by 1%. These regular dividend increases will be augmented by NRG ROFO assets, financing and third party acquisition activities that the Company expects will lead to sustainable increases in the Company’s CAFD. NRG Yield targets a 10-15% dividend per Class A common share compound annual growth rate over the next five years while maintaining a prudent payout ratio.

Potential Drop-Down Assets from NRG Energy

NRG Energy, Inc. has announced its intention to offer NRG Yield the following NRG ROFO assets through 2014:

•                  TA High Desert — 20 MW solar facility located in LA County, CA

•                  RE Kansas South — 20 MW solar facility located in Kings County, CA

•                  El Segundo Energy Center — 550 MW fast start natural gas-fired facility located in LA County, CA

•                  CVSR — Remaining NRG interest in this 250 MW solar facility located in San Luis Obispo County, CA

Guidance

NRG Yield is maintaining Adjusted EBITDA guidance for full year 2013 and 2014, at $240 million and $285 million, respectively. The Company is increasing CAFD guidance for 2013 to $81 million as a result of lower maintenance capital expenditure and maintaining CAFD guidance for 2014 at $103 million.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

	11/12/13		08/14/13
($ in millions)	2013	2014	2013	2014
Adjusted EBITDA	240	285	240	285
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(60)	(75)	(60)	(75)
Cash distributions from unconsolidated affiliates	20	38	20	38
Cash interest paid	(55)	(65)	(58)	(65)
Maintenance capital expenditures	(9)	(10)	(16)	(10)
Change in other assets	12	1	12	1
Principal amortization of indebtedness	(67)	(71)	(66)	(71)
Estimated Cash Available for Distribution	81	103	72	103

Seasonality

NRG Yield’s quarterly operating results and CAFD are significantly impacted by seasonal factors. The majority of NRG Yield’s revenues are generated during the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets

•                  Higher solar intensity during the summer months

•                  Debt service payments which are disbursed either quarterly or semi-annually

In deriving the dividend payout ratio, the Company takes into consideration the timing of such revenues and costs to ensure sufficient funds are available for distribution on a quarterly basis.

Earnings Conference Call

On November 12, 2013, NRG Yield will host a conference call at 10:30 am Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than 1 million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to obtain anticipated Section 1603 Cash Grants and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, November 12, 2013, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Dave Knox	Daniel Keyes
713.537.2130	609-524-4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2013	2012	2013	2012
Operating Revenues
Total operating revenues	$95	$47	$227	$133
Operating Costs and Expenses
Cost of operations	33	28	92	81
Depreciation and amortization	16	6	35	18
General and administrative — affiliate	1	2	5	6
Total operating costs and expenses	50	36	132	105
Operating Income	45	11	95	28
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	12	6	18	15
Other income, net	1	—	1	—
Interest expense	(13)	(5)	(24)	(25)
Total other income/(expense)	—	1	(5)	(10)
Income Before Income Taxes	45	12	90	18
Income tax expense	5	8	5	10
Net Income	$40	$4	$85	$8
Less: Predecessor income prior to initial public offering on July 22, 2013	9		54
Net Income Subsequent to Initial Public Offering	31		$31
Less: Net income attributable to noncontrolling interest	22
Net Income Attributed to NRG Yield Inc. Subsequent to Initial Public Offering	$9
Earnings Per Share Attributable to NRG Yield, Inc. Class A Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	23
Earnings per Weighted Average Class A Common Share - Basic and Diluted	$0.39

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In millions)
Net Income	$40	$4	$85	$8
Other Comprehensive (Loss)/Income, net of tax
Unrealized (loss)/gain on derivatives, net of income tax expense/(benefit) of $1, ($2), $1 and ($7)	(3)	16	16	9
Other comprehensive (loss)/income	(3)	16	16	9
Comprehensive Income	37	$20	101	$17
Less: Predecessor comprehensive income prior to initial public offering on July 22, 2013	9		73
Comprehensive Income Subsequent to Initial Public Offering	28		$28
Less: Comprehensive income attributable to noncontrolling interest	20
Comprehensive Income Attributed to NRG Yield Inc. Subsequent to Initial Public Offering	$8

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$121	$22
Restricted cash	91	20
Accounts receivable — trade	54	22
Due from NRG and subsidiaries	1	—
Inventory	9	5
Notes receivable	9	9
Renewable energy grant receivable	101	—
Deferred income taxes	4	1
Prepayments and other current assets	18	2
Total current assets	408	81
Property, plant and equipment, net of accumulated depreciation of $149 and $115	1,487	1,598
Other Assets
Equity investments in affiliates	251	220
Notes receivable	7	8
Notes receivable — affiliate	2	6
Intangible assets, net of accumulated amortization of $6 and $3	27	30
Derivative instruments	7	—
Deferred income taxes	116	—
Other non-current assets	26	21
Total other assets	436	285
Total Assets	$2,331	$1,964
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$147	$58
Accounts payable	26	166
Due to NRG and subsidiaries	41	26
Derivative instruments	23	19
Accrued expenses and other current liabilities	30	16
Total current liabilities	267	285
Other Liabilities
Long-term debt	1,020	723
Long-term debt — affiliate	—	26
Deferred income taxes	—	4
Derivative instruments	25	61
Other non-current liabilities	28	25
Total non-current liabilities	1,073	839
Total Liabilities	1,340	1,124
Commitments and Contingencies
Stockholders’ Equity
Members’ equity	—	834
Additional paid-in capital	571	—
Retained earnings	9	30
Accumulated other comprehensive loss	(2)	(24)
Noncontrolling interest	413	—
Total Stockholders’ Equity	991	840
Total Liabilities and Stockholders’ Equity	$2,331	$1,964

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2013	2012
	(In millions)
Cash Flows from Operating Activities
Net income	$85	$8
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(10)	1
Depreciation and amortization	35	18
Amortization of financing costs and debt discount/premiums	1	—
Amortization of intangibles and out-of-market contracts	2	1
Changes in deferred income taxes	5	10
Changes in derivative instruments	(14)	3
Changes in other working capital	(1)	(21)
Net Cash Provided by Operating Activities	103	20
Cash Flows from Investing Activities
Capital expenditures	(232)	(273)
Increase in restricted cash, net	(71)	(2)
Decrease/(increase) in notes receivable	5	(12)
Proceeds from renewable energy grants	24	27
Investments in unconsolidated affiliates	(19)	(2)
Net Cash Used by Investing Activities	(293)	(262)
Cash Flows from Financing Activities
Capital contributions from NRG	150	279
Dividends and returns of capital to NRG	(707)	(32)
Proceeds from issuance of Class A common stock	468	—
Proceeds from issuance of long-term debt — external	420	49
Payment of debt issuance costs	(5)	(11)
Payments for long-term debt — external	(35)	(32)
Payments for long-term debt — affiliate	(2)	(5)
Net Cash Provided by Financing Activities	289	248
Net Increase in Cash and Cash Equivalents	99	6
Cash and Cash Equivalents at Beginning of Period	22	24
Cash and Cash Equivalents at End of Period	$121	$30

Appendix Table A-1: Third Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	24	16	6	(6)	40
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	4	7	2	—	13
Depreciation and Amortization	6	6	4	—	16
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	2	6	—	—	8

Adjusted EBITDA	36	35	13	(1)	83

Appendix Table A-2: Third Quarter 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	3	3	8	(10)	4
Plus:
Income Tax	—	—	—	8	8
Interest Expense, net	—	3	2	—	5
Depreciation and Amortization	—	3	3	—	6
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	1	—	—	5

Adjusted EBITDA	7	10	14	(2)	29

Appendix Table A-3: YTD September 30, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	43	37	15	(10)	85
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	8	10	6	—	24
Depreciation and Amortization	8	16	11	—	35
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	17	—	—	28

Adjusted EBITDA	70	80	33	(5)	178

Appendix Table A-4: YTD September 30, 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	11	(2)	15	(16)	8
Plus:
Income Tax	—	—	—	10	10
Interest Expense, net	—	19	6	—	25
Depreciation and Amortization	—	7	11	—	18
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	12	5	—	—	17

Adjusted EBITDA	23	29	33	(6)	79

Appendix A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of cash available for distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/13	9/30/12	9/30/13	9/30/12
Adjusted EBITDA	83	29	178	79
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(20)	(11)	(46)	(32)
Cash distributions from unconsolidated affiliates	1	6	10	18
Cash interest paid	(11)	(7)	(30)	(16)
Maintenance Capital expenditures	(1)	—	(5)	(3)
Change in other assets	14	—	9	—
Principal amortization of indebtedness	(10)	(5)	(33)	(20)
Cash Available for Distribution	56	12	83	26

Appendix Table A-6: Adjusted EBITDA Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income:

	For the Twelve Months Ending
($ in millions)	12/31/13	12/31/14
Net Income	99	58
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	50	66
Interest expense, net	41	66
Contract amortization	1	1
Income tax expense	17	41
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	32	53
Adjusted EBITDA	240	285

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.